As filed with the Securities and Exchange Commission on August 28, 2009

Registration No. 333-122812

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 3 on

FORM S-3

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JAMBA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2122262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, CA 94608

(510) 596-0100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael W. Fox

Senior Vice President, General Counsel and Secretary

Jamba, Inc.

6475 Christie Avenue, Suite 150, Emeryville, CA 94608

(510) 596-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Cameron Jay Rains, Esq.

Eric H. Wang, Esq.

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, CA 94303-2248

(650) 833-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

As previously disclosed in Post-Effective Amendment No. 2 on Form S-3 to Form S-1, as amended (File No. 333-122812), which was declared effective by the Securities and Exchange Commission on June 29, 2005 (the “Registration Statement”), the registrant, Jamba, Inc. (the “Registrant”), intended to deregister unsold shares of common stock underlying unexercised warrants which were included in the units issued in connection with the initial public offering of the Registrant. The unexercised warrants expired on June 28, 2009. A total of 16,580,500 shares of common stock underlying the unexercised warrants (the “Warrant Stock”) remained unsold under the Registration Statement and were intended to be deregistered by Post-Effective Amendment No. 2.

This Post-Effective Amendment No. 3 to the Registration Statement, is being filed to include a clarifying amendment that the Registrant’s Chief Financial Officer, Ms. Karen L. Luey, who signed Post-Effective No. 2 in her capacity as principal financial officer, is also the Registrant’s principal accounting officer. In addition, as intended in Post-Effective No. 2, the Registrant is hereby deregistering the Warrant Stock.

As a result of the expiration of the unexercised warrants, the registrant’s obligation to keep the Registration Statement effective has expired, and this Post-Effective Amendment No. 3 will also serve to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 on Form S-3 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on the 28th day of August, 2009.

JAMBA, INC.

/s/ JAMES D. WHITE
James D. White Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Jamba, Inc., hereby severally constitute and appoint James D. White and Karen L. Luey, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 on Form S-3 to Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ JAMES D. WHITE James D. White	Chief Executive Officer, President and Director (Principal Executive Officer)	August 28, 2009

/S/ KAREN L. LUEY Karen L. Luey	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 28, 2009

/s/ STEVEN R. BERRARD Steven R. Berrard	Chairman of the Board and Director	August 28, 2009

/S/ THOMAS C. BYRNE Thomas C. Byrne	Director	August 28, 2009

/S/ RICHARD L. FEDERICO Richard L. Federico	Director	August 28, 2009

/S/ LESLEY HOWE Lesley Howe	Director	August 28, 2009

/S/ BRIAN SWETTE Brian Swette	Director	August 28, 2009

Name	Title	Date

/S/ RAMÓN MARTIN-BUSUTIL Ramón Martin-Busutil	Director	August 28, 2009

/S/ ANDREW R. HEYER Andrew R. Heyer	Director	August 28, 2009

/S/ BETH L. BRONNER Beth L. Bronner	Director	August 28, 2009

/S/ MICHAEL SERRUYA Michael Serruya	Director	August 28, 2009